                                                                   EXHIBIT 10.10

                           AMENDED AND RESTATED LEASE
                           --------------------------


     This amended and restated Lease is made this 29th day of December, 1997 by and between G&H Post, LLC, a New Hampshire limited liability company with an address at P.O. Box 281, Gilsum, NH 03448 (hereinafter called "Lessor"), and PC Connection, Inc., a New Hampshire corporation with offices at 528 Route 13 South, Milford, NH 03055 (hereinafter called "Lessee"), and amends and restates in its entirety the Lease dated November 21, 1997 by and between the Lessor and Lessee.

1.   Premises.
     --------

     1.1 In consideration of the rents, agreements and conditions herein reserved and contained on the part of Lessee to be paid, performed and observed, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, for the term herein set forth, approximately 102,874 square feet encompassing the building known as Post Road Plaza, Route 101 A, Merrimack, New Hampshire, all as more particularly shown on the floor plan attached hereto as Exhibit A (hereinafter referred to as the "Premises" or "Post Road Plaza"). The Premises are a portion of the property described on Exhibit B attached hereto (the "Property"). Lessee shall also have the right to use, in common with other tenants, the parking areas, access areas, loading docks, pedestrian walkways, landscaped and planted areas, and other areas and facilities intended for use by all tenants of the Property ("Common Areas").

2.   Term.
     ----

     2.1 The term of this Lease (the "Term") shall be for fifteen years (15), commencing on the date of Lessor's completion of the Tenant Improvements (hereinafter defined) (the "Commencement Date.") Lessor shall construct leasehold improvements in accordance with plans and specifications prepared by Lessor at its expense (the "Plans") ("Tenant Improvements"). The Plans shall be subject to Lessee's approval. Once Lessee has approved the Plans, Lessor shall construct the Tenant Improvements at Lessor's sole cost and expense. Lessor shall not be obligated to expend more than $3,800,000 on Tenant improvements, and Lessor shall competitively bid all such improvement work and make available to Lessee for its review and approval all information reasonably requested by Lessee to verify such costs. Any unused portion of the $3,800,000 allowance shall be available to Lessee as a rent credit. Any cost approved by Lessee in constructing the Tenant Improvements in excess of $3,800,000 shall be paid by Lessee to Lessor as additional rent.

     2.2 Notwithstanding the Lessor's failure to complete the Tenant Improvements as described in Exhibit B attached hereto, Lessee agrees to commence payment of rent and other payments required hereunder immediately upon receipt by Lessee of Notice from Lessor's construction Lender that Lessor is in default under Sections 2.4.6, 5.3, 5.4, 5.5 or 8.8 of its Loan Agreement with Lender ("Loan Agreement") and said default remains uncured after applicable cure periods ("Default

Notice"); and, upon said Notice, Lessee agrees to pay said rent directly to said Lender. Lessee also hereby agrees, upon the written request of Lender to be included in the Default Notice, to complete the Tenant Improvements at its cost and expense and is hereby given the right by Lessor to complete the Tenant Improvements as provided herein. Lessee shall, upon assuming, in writing, the obligation to complete the Tenant Improvements, and so-long as it makes said rent and other payments, have the right to request Construction Disbursements under the Loan Agreement up to the Loan Availability (as defined in the Loan Agreement) upon the terms and conditions thereof. Under no circumstances shall Lender be required or obligated to complete the Tenant Improvements or otherwise pay the cost thereof, except as provided in the Loan Agreement.

     2.3 Lessor agrees to use reasonable efforts to complete the Tenant Improvements on or before July 1, 1998 (the "Scheduled Term Commencement Date"). The Tenant Improvements shall be deemed complete when a final certificate of occupancy has been issued and the Premises are ready for occupancy by Lessee as certified by Lessor's architect with the exception of minor items which can be fully completed without material interference with Lessee and other items which because of the season or weather or the nature of the item are not practicable to do at the time, provided that none of said items is necessary to make the Premises tenantable for the permitted uses.

     2.4 Lessor shall permit Lessee access for installing equipment and furnishings in the Premises prior to the Term if it can be done without material interference with completion of the Tenant Improvements. All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority. Either party may inspect the work of the other at reasonable times and promptly shall give notice of observed defects.

     2.5 Lessee's obligation to pay rent under Section 3 below shall commence on the Commencement Date.

3.   Base Rent; Taxes; CAM
     ---------------------

     3.1 Lessee shall pay to Lessor rent for the Premises, in the amount provided in Section 3.2, in advance, on the first day of each calendar month during the Term, at such place as may be designated from time to time by Lessor.

     3.2 The base rent ("Base Rent") for the years 1 through 5 of the term hereof shall be the sum of Eight Dollars ($8.00) per square foot or Eight Hundred Twenty Two Thousand Nine Hundred and Ninety Two Dollars ($822,992) per year payable monthly, in advance, in installments of Sixty Eight Thousand Five Hundred and Eighty Three Dollars ($68,583) (the "Base Rent"). The Base Rent for years 6 through

10 of the term hereof shall be the sum of Nine Dollars ($9.00) per square foot or Nine Hundred Twenty Five Thousand, Eight Hundred and Sixty Six Dollars ($925,866) per year payable monthly, in advance, in installments of Seventy Seven Thousand, One Hundred and Fifty Six Dollars ($77,156). The Base Rent for years 11 through 15 of the term hereof shall be the sum of Ten Dollars ($10.00) per square foot or One Million Twenty Eight Thousand, Seven Hundred and Forty Dollars ($1,028,740) per year payable monthly, in advance, in installments of Eighty Five Thousand, Seven Hundred and Twenty Eight Dollars ($85,728).

     3.3 In the event that any monthly installment of rent accruing under this Lease shall not be paid when due, Lessee shall pay to Lessor any bank penalty or late charges and mortgage interest, incurred by Lessor because of said delayed payment of rent and in the event that said delay in payment of rent becomes a default under Section 14, then the delayed payment of rent shall bear interest from the date said delayed payment becomes a default at a rate of three percent (3%) per annum over the prime rate in effect at CFX Bank, its successors or assigns, at the time when said rent payment is due.

     3.4  Security Deposit.  Lessee has concurrently delivered to Lessor the sum
          ----------------
of Sixty Eight Thousand Five Hundred Dollars ($68,500) as security deposit (the "Security Deposit"). The Security Deposit shall draw no interest, except to the extent otherwise required by law. The Security Deposit may be used by Lessor to cure any breach of Lessee hereunder, and, to the extent not so used, shall be returned to Lessee upon termination of this Lease and redelivery of the Premises as required hereby.

     3.5  Lessee to Pay Proportionate Share of Taxes.  Lessee shall pay as
          ------------------------------------------
additional rent, its Proportionate Share (as defined in Section 3.10 below) of all amounts payable by Lessor with respect to real estate taxes due with respect to the Property, including, without limitation, ad valorem taxes and assessments, general and special taxes and assessments, taxes on real estate rental receipts, or any other tax imposed upon or levied against real estate, or upon owners of real estate as such rather than persons generally, extraordinary as well as ordinary, foreseeable and unforeseeable, including taxes imposed on leasehold improvements which are assessed against Lessor, payable with respect to or allocable to the Property together with the reasonable cost (including fees of attorneys, consultants and appraisers) of any negotiation, contest or appeal pursued by Lessor in an effort to reduce any such tax, assessment or charge, all of the above being collectively referred to herein as "Taxes." "Taxes" shall not include any income, profit, business or gross receipt tax or capital levy, nor any inheritance, estate, succession, transfer, gift, franchise or corporation tax levied or imposed upon Lessor, nor any real estate transfer tax, mortgage lien tax, documentary stamp tax, recording fees or the like.

     3.6  Payment.  Lessee's Proportionate Share of Taxes shall be paid by
          -------
Lessee in monthly installments on the date Base Rent is paid. Monthly payments shall be based on estimates made by Lessor from time to time. Lessor may reestimate Lessee's proportionate share of Taxes and thereafter adjust Lessee's monthly installments to reflect more accurately Lessee's Proportionate Share of Taxes. Within one hundred twenty (120) days after Lessor's receipt of tax bills, Lessor will notify Lessee of the amount of Taxes for the tax year in question and the amount of Lessee's Proportionate Share thereof. Any overpayment or deficiency in Lessee's payment of its proportionate share of Taxes shall be adjusted between Lessor and Lessee, and Lessor and Lessee hereby agree that Lessee shall pay Lessor or Lessor shall credit to Lessee's account (or, if such adjustment is at the end of the Term, Lessor shall pay Lessee), as the case may be, within fifteen (15) days of the aforesaid notice to Lessee, such amounts as may be necessary to effect such adjustment. Failure of Lessor to provide such notice within the time prescribed shall not relieve Lessor or Lessee of their respective obligations hereunder. Lessee shall not be responsible for any interest, fines or penalties due to the taxing authorization arising out of Lessor's failure to pay the Taxes when due, provided that Lessee
                                                           -------------
has complied with its obligations under this Section 3.

     3.7  Management and Operation of Common Areas.  Lessor will operate and
          ----------------------------------------
maintain, or will cause to be operated and maintained, the Common Areas in a good, clean, and neat condition, and to cause snow to be removed from the parking lot and walkways all in a reasonable manner deemed by Lessor to be appropriate and in the best interests of the Property, and consistent with other similar first class office buildings. Lessor will have the right (i) to establish, modify and enforce rules and regulations with respect to the Common Areas which rules are commercially reasonable for Property of similar size in similar locations; (ii) to enter into, modify and terminate easement and other agreements pertaining to the use and maintenance of the Common Areas, (iii) to temporarily close all or any portion of the Common Areas to such extent as may, in the opinion of Lessor, be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; and (iv) to close temporarily any or all portions of the Common Areas which may in the opinion of Lessor, be necessary to perform Lessor's repairs or maintenance; and (v) to do and perform such other acts in and to said areas and improvements as, in the exercise of good business judgment, Lessor shall determine to be advisable and in the best interest of the Property. In no event shall Lessor alter the Common Areas in such a way as to reduce the number of parking spaces available to Lessee below [750] or to otherwise materially interfere with the operation of Lessee's business.

     3.8  Lessee to Share Expense of Common Areas and Lessor's Operating Costs.
          --------------------------------------------------------------------
Lessee will pay Lessor, as additional rent, its Proportionate Share of Lessor's Operating Costs (as defined in Section 3.10 below). Such Proportionate Share shall be paid by Lessee in monthly installments when Base Rent is due in such amounts as are estimated and billed by Lessor. Lessor may reestimate Lessee's Proportionate

Share of Lessor's Operating Costs and thereafter adjust Lessee's monthly installments to reflect more accurately Lessee's Proportionate Share of Lessor's Operating Costs. Within one hundred twenty (120) days (or such additional time thereafter as is reasonable under the circumstances) after the end of each twelve (12) month period, Lessor shall deliver to Lessee a statement of Lessor's Operating Costs for such twelve (12) month period and the monthly installments paid or payable shall be adjusted between Lessor and Lessee, and Lessee shall pay Lessor or Lessor shall credit Lessee's account (or, if such adjustment is at the end of the Term, Lessor shall pay Lessee), as the case may be, within fifteen (15) days of receipt of such statement, such amounts as may be necessary to effect such adjustment. Upon reasonable notice, Lessor shall make available for Lessee's inspection at Lessor's office, during normal business hours, Lessor's records relating to Lessor's Operating Costs for the preceding twenty-four (24) month period in order to perform an audit of Lessor's records. If any audit performed by Lessee of Lessor's Operating Costs proves that Lessor has overstated Lessor's actual Operating Costs by more than five percent (5%), Lessor shall reimburse Lessee for Lessee's reasonable costs in conducting said audit.

     3.9  "Lessor's Operating Costs" Defined.  The term "Lessor's Operating
           ---------------------------------
Costs" means all costs and expenses reasonably incurred by or on behalf of Lessor in operating, managing, insuring, securing and maintaining the Property and the common areas pursuant to Section 5.1 including, but not limited to, all costs and expenses of operating, maintaining, repairing, lighting, signing, cleaning, painting, striping, policing and security of the Common Areas; alarm and life safety systems; insurance, including, without limitation, liability insurance for personal injury, death and property damage, all-risks casualty insurance (including coverage against fire, flood, theft or other casualties), worker's compensation insurance or similar insurance covering personnel, fidelity bonds for personnel, insurance against liability for assault and battery, defamation and claims of false arrest occurring on and about the Common Areas, the costs and expenses of maintenance of all exterior glass; maintenance of sprinkler systems; removal of water, snow, ice, trash and debris; installing and renting of signs for the Property as a whole; fire protection; maintenance and repair of utility systems serving the Property, including, but not limited to, water, sanitary sewer and storm water lines and other utility lines, pipes and conduits; costs and expenses of repair or replacement of awnings, paving, curbs, walkways, landscaping, drainage, pipes, ducts, conduits and similar items, lighting facilities; costs and expenses of planting, replanting, replacing and displaying flowers, shrubbery and planters; costs of providing light and power to the Common Areas; cost of water services, if any, furnished by Lessor for the non-exclusive use of all Lessees; parcel pick-up and delivery services. Lessor may elect to amortize any of the foregoing costs and expenses over a useful life determined in accordance with generally accepted accounting principles. Notwithstanding anything to the contrary in this Section 3.9, Lessor's Operating Costs shall not include any costs or expenses incurred for the benefit of any particular Lessee or Lessees and not the Property as a whole, or any costs incurred for repairs or replacements which would be classified under the Internal Revenue Code as "capital" in nature.

     3.1  "Proportionate Share" defined:  For purposes of this Lease, Lessee's
           ----------------------------
Proportionate Share shall equal the rentable area of the Premises divided by the rentable area of all space available to lease on the Property from time to time. Lessee's Proportionate Share shall be modified proportionately in the event Lessee occupies additional space within.

4.   Use.
     ---

     4.1 The Premises shall be used for office, storage, retail uses, telemarketing and storage of inventory.

     4.2 Lessee shall not use or occupy or permit the property to be used or occupied, nor do or permit anything to be done in or on the property, in a manner which will in any way violate any certificate of occupancy affecting the property, or make void or voidable any insurance then in force with respect thereto, which will make it impossible to obtain fire or other insurance required to be furnished by Lessor hereunder, or which will cause or be likely to cause structural damage to the building or any part thereof, or which will constitute a public or private nuisance, and shall not use or occupy or permit the property to be used or occupied in any manner which will violate any present or future laws or regulations of any governmental authority.

5.   Obligation to Repair.
     --------------------

     5.1  Repairs To Be Made By Lessor.  Lessor, at its expense, will make, or
          ----------------------------
cause to be made, structural repairs to exterior walls, structural columns, structural girders, roof, roof deck and roof penetrations and structural floors which collectively enclose the Premises (excluding, however, all doors, door frames, storefronts, windows and glass). Lessor shall not be required to make any repairs occasioned by the act or neglect of Lessee, its assignees, sublessees, servants, agents, employees, invitees, licensees or concessionaires. If the Premises should become in need of repairs required to be made by Lessor hereunder, Lessee shall give immediate written notice thereof to Lessor, and Lessor shall not be responsible in any way for failure to make any such repairs until a reasonable time shall have elapsed after the giving of such written notice. Lessor agrees to indemnify and hold Lessee harmless from and against all claims, actions, damages and liability suffered by Lessee in connection with any damage or injury sustained by any person because of the failure of structural columns or structural girders, roof, floors or other installations whose maintenance and repair is the responsibility of Lessor, including, but not limited to reasonable attorneys' and other professional fees.

     5.2  Repairs To Be Made By Lessee.  All repairs to the Premises, or any
          ----------------------------
installations, equipment or facilities therein, other than those repairs required to be made by Lessor pursuant to Section 5.1, shall be made by Lessee at its expense. Without limiting the generality of the foregoing, Lessee will keep the interior of the Premises, together with all electrical, plumbing and other mechanical installations therein and the heating ventilating and air-conditioning system, in good order and repair and will make all replacements from time to time required thereto at its expense; provided, however, that Lessee shall not be required to make any repairs which are capital in nature, the cost of which shall be borne by Lessor and performed by Lessor. Lessee will surrender the Premises at the expiration of the Term or at such other time as it may vacate the Premises in as good condition as when received, excepting depreciation caused by ordinary wear and tear, damage by Casualty, unavoidable accident or Act of God. Any damage or injury sustained by any person because of mechanical, electrical, plumbing or any other equipment or installations, whose maintenance and repair shall be the responsibility of Lessee, shall be paid for by Lessee, and Lessee hereby agrees to indemnify and hold Lessor harmless from and against all claims, actions, damages and liability suffered by Lessor in connection therewith, including, but not limited to reasonable attorneys' and other professional fees.

     5.3  Damage to Premises.  Lessee will repair promptly at its expense any
          ------------------
damage to the Premises, and, upon demand, shall reimburse Lessor (as Additional
Rent) for the reasonable cost of the repair of any damage elsewhere in the Property, caused by Lessee, its agents, servants, employees, or contractors, invitees or customers. If Lessee shall fail to commence such repairs within twenty (20) days after notice to do so from Lessor, Lessor may make or cause the same to be made and Lessee agrees to pay Lessor promptly upon Lessor's demand, as Additional Rent. Lessee shall not be responsible for any damage caused by Lessor's gross negligence or misconduct.

6.   Right to Alter and Improve
     --------------------------

     6.1 Unless prohibited by the terms of any mortgage, Lessee may make such additions and alterations, structural or otherwise, to the Premises as Lessee deems desirable in the conduct of its business, provided that, prior to the commencement of any such additions, alterations or improvements, Lessor shall in each case have reasonably approved, in writing, the plans and specifications therefor. In any case, where any addition, alteration or improvement would require the consent of any institution which holds any mortgage, Lessee shall procure such consent before undertaking such addition, alteration or improvement.

     6.2 All work done in connection with any addition, improvement or alteration shall be done in a good and workmanlike manner and in compliance with the building and zoning laws and with all other laws, ordinances, orders, rules, regulations, and requirements of all federal, state and municipal governments and the appropriate departments, commissions, boards, and offices thereof, and in accordance with the orders, rules and regulations of the board of fire underwriters or any other body, now or hereafter constituted, exercising similar functions and Lessee shall procure, at its own cost, certificates of occupancy and other certificates and permits if required by law.

     6.3 Lessee will not permit any mechanic's, materialmen's or other liens to stand against the property for work or material furnished to Lessee; provided that Lessee shall have the right to contest the validity of any lien or claim. If Lessee has not caused such lien or liens to be dismissed within ninety (90) days of notice thereof; Lessee shall post a bond to ensure that upon final determination of the validity of such lien or claim and Lessee shall immediately pay any judgment rendered against it, with all proper costs and charges, and shall have such lien released without cost to Lessor.

     6.4  Changes and Additions to Property.  Lessor reserves the right at any
          ---------------------------------
time and from time to time to (a) make or permit changes or revisions to the Property including additions to, subtractions from, arrangements of, alterations of, modifications of; or supplements to, the building areas, walkways, driveways, parking area, or other Common Areas, b) construct improvements and to make alterations thereof or additions thereto and to build additional stories on or in any such building(s) provided, however, that no such changes, rearrangements or other construction shall reduce the parking available to Lessee below [750] spaces or otherwise have a material adverse impact on the operation of Lessee's business at the Premises.

7.   Removal of Improvements.  With the exception of that machinery and
     -----------------------
equipment and personal property referenced in Section 8.1 and 8.2 below, all permanent light fixtures, paneling and other wall coverings, partitions, insulation, water system, carpets and wall to wall floor coverings, air conditioning, heating, ceiling tiles and all other permanent improvements which are installed by Lessee and enhance the Premises shall become the property of Lessor at the expiration of this Lease, or at its earlier termination for any cause herein provided for; provided, however, if Lessor shall so direct in writing at the time Lessee requests Lessor's approval for the installation thereof, Lessee shall remove any alterations, additions and improvements to the Premises so specified by Lessor made by it during the term hereof, not mentioned above, and shall restore the Premises to their condition as at the beginning of the term hereof, reasonable wear and tear, casualty and taking by eminent domain excepted. If Lessor shall not give such written direction to Lessee, all such alterations, additions, and improvements shall become and remain the property of Lessor.

8.   Machinery and Equipment - Trade Fixtures.
     ----------------------------------------

     8.1 Lessee agrees that all machinery and equipment and appurtenances thereto, installed in the Premises by it or by any employee, agent or subcontractor of Lessee, or by any sublessee of Lessee, which cannot be removed from the leased Premises without permanent and substantial damage to the Premises shall be and become part of the realty and shall be and become the property of Lessor and shall not be removed from the Premises without the written consent of Lessor.

     8.2 All machinery and equipment and appurtenances thereto installed in the Premises by Lessee or by any employee, agent or subcontractor of Lessee, or by any sublessee of Lessee, which may be removed from the Premises without permanent and substantial damage to the Premises; and,

     8.3 All furniture, furnishings and movable trade fixtures, including movable office dividers, installed in the Premises shall be deemed to remain personal property and all such machinery, equipment, appurtenances, furniture, furnishings and movable trade fixtures including movable office dividers, of Lessee or of any employee, agent or subcontractor or sublessee of Lessee may be removed prior to the expiration of this Lease or its earlier termination for any cause herein provided for; but Lessee shall repair any damage occasioned by such removal and shall reasonably restore the Premises to their condition as at the beginning of the term hereof, reasonable wear and tear, taking by eminent domain, and damage insurance under the standard New Hampshire fire insurance policy with extended coverage excepted to the extent of such coverage.

     8.4 Any such property which may be removed pursuant to subparagraphs 8.2 and 8.3, and which is not so removed prior to the expiration or earlier termination of this Lease may be removed from the Premises by Lessor and stored for the account of Lessee; and if Lessee shall fail to reclaim such property within sixty (60) days following such expiration or earlier termination of this Lease, such property shall be deemed to have been abandoned by Lessee and may be appropriated, sold, destroyed, or otherwise disposed of by Lessor without notice to Lessee and without obligation to account therefor. Lessee shall pay to Lessor the costs incurred by Lessor in moving, storing, selling, destroying, or otherwise disposing of any such property.

9.   Utilities.
     ---------

     9.1  Provision of Utilities.  Lessor will provide, or cause to be provided
          ----------------------
to the Premises water, electricity, telephone, sanitary sewer, heat, ventilation and air conditioning. Lessee shall arrange for the furnishing to the Premises of such utility services as it may require, as well as for the installation of all meters or other devices. Lessee shall be solely responsible for and shall promptly pay, as and when the same become due and payable, all charges for water, sewer, electricity, gas, telephone and any other utility used or consumed in the Premises and supplied by a public utility or public authority or any other person, firm or corporation, including Lessor, supplying the same.

     9.2 Lessor, in its sole discretion, shall have the right, from time to time, to alter the method and source of supply to the Premises of electricity or any other utility, and Lessee agrees to execute and deliver to Lessor such documentation as may be required to effect such alteration, provided, however that Lessee shall not be required to bear any portion of the cost of such alteration or to incur any additional financial obligation as a result of such alteration.

     9.3 Lessee shall not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits, or other facilities by which such utilities are supplied to, distributed in or serve the Premises. If Lessee desires to install any equipment which shall require additional utility facilities or utility facilities of a greater capacity than the facilities provided by Lessor, such installation shall be subject to Lessor's prior approval of Lessee's plans and specifications therefor which approval shall not be unreasonably withheld or delayed. If such installation is approved by Lessor, Lessee shall cause the same to be installed in a good and workmanlike manner and in compliance with Sections 7.3 and 12.4.

     9.4  Discontinuances and Interruptions of Utility Services.  Unless caused
          -----------------------------------------------------
by Lessor, Lessor shall not be liable to Lessee in damages or otherwise (i) if any utility shall become unavailable from any public utility company, public authority or any other person or entity supplying or distributing such utility, or (ii) for any interruption in any utility service (including, without limitation, any heating, ventilation, air-conditioning or sprinkler) caused by the making of any necessary repairs or improvements or by any cause beyond Lessor's reasonable control, and the same shall not constitute a termination of this Lease or an eviction of Lessee, provided, however, that Lessor shall use diligent efforts to restore such utilities.

10.  Insurance.
     ---------

     10.1 Throughout the lease term, Lessee shall keep the Premises c ontinuously insured as hereinbelow set forth paying as the same become due all premiums in respect thereto:

          10.1.a insurance to the extent of $3,000,000 per accident against liability for bodily injury, including death resulting therefrom, and to the extent of $3,000,000 per accident against liability for damage to property including loss of use thereof, incurring on or in any way related to the Premises or any part thereof;

          10.1.b Contents Insurance - Lessor shall not be liable to Lessee for loss or damage to production machinery and equipment, furnishings, fixtures, inventory or other personal property, unless caused by Lessor's negligence or willful misconduct;

     Lessor shall maintain the following insurance coverages (the cost of which shall be an Operating Cost):

     (a) Broad Form Fire and Extended Coverage Insurance in an amount equal to the full current replacement value of the building and improvements on the Property, naming Lessor and the holder of any mortgage on the Premises as insured parties; and,

     (b) Rental Value Insurance covering risk of loss of rental due to the occurrence of any of the hazards insured against by the Fire and Extended Coverage Insurance referenced in (a) above, in an amount not less than the then applicable Base Rent, which insurance shall name only Lessor as insured.

     10.2  Additional Provisions Respecting Insurance.  All insurance required
           ------------------------------------------
in Section 10 hereof shall be taken out and maintained in generally recognized responsible insurance companies qualified to do business in the State of New Hampshire. All documents evidencing such insurance carried by Lessee shall name Lessor as an additional insured and, at the request of Lessor, shall contain standard mortgage clauses covering any mortgages and shall contain a waiver by the insurers against Lessor and Lessee or their agents because of any act of negligence thereof. A certificate or certificates of the insurers that such insurance is in force and effect shall be deposited with Lessor prior to the expiration of any such policy. Lessee shall furnish Lessor with evidence satisfactory to Lessor that the policy has been renewed or replaced or is no longer required by this Lease. All insurance policies required to be procured under Section 10 shall be in form, coverage and amounts reasonably satisfactory to Lessor. All such policies shall provide that no policy shall be terminated, canceled or otherwise modified unless ten (10) days' prior written notice is given to Lessor.

     10.3  Advances by Lessor.  In the event Lessee shall fail to maintain the
           ------------------
full insurance coverage required by this Lease or shall fail to keep the Premises in safe condition, or shall fail to keep the building in good repair and good operating condition, Lessor may (but shall be under no obligation to) take out the required policies of insurance and pay the premiums on the same or make the required repairs, renewals and replacements; and all amounts so advanced therefor by Lessor shall become additional rent due from Lessee to Lessor, which rent, together with interest, from the date of payment by Lessor at a rate of two percent (2%) per annum over the prime rate of interest charged by CFX Bank, its successors or assigns, at the time of payment thereof by Lessor, Lessee agrees to pay to Lessor on demand.

     10.4  Waiver of Subrogation.  Lessee and Lessor each hereby waive any and
           ---------------------
all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Each party shall obtain clauses in the policies of insurance required hereunder pursuant to which the insurance carrier or carriers waive all right of subrogation against the waiving party with respect to losses payable under such policies.

11.  Damage Destruction and Condemnation.
     -----------------------------------

     11.1  Damage and Destruction.  If the Premises shall be damaged, in whole
           ----------------------
or in part, by fire or casualty or action of public authority in consequence thereof:

          11.1.a The rent hereinbefore reserved, or adjust and proportional share thereof, according to the nature and extent of the injuries sustained, shall be suspended or abated until Lessor shall have repaired or restored the Premises to substantially their condition at the time of their damage; or,

          11.1.b If the Premises are, by such damage, rendered unsuitable for Lessee's use for more than 180 days, this Lease shall be terminated at the election of Lessor or Lessee, or their respective legal representatives, any such election to be made by written notice given to Lessor or Lessee, as the case may be, within thirty (30) days after such damage or destruction occurs, and if any such election is made, this Lease shall terminate in accordance therewith as of the date of such damage or destruction.

     In the event of any damage or destruction, and this Lease is not to terminate as aforesaid, Lessor shall exercise its best efforts immediately to commence and complete such repairs or restoration; provided Lessor shall not be required to expend more than the net proceeds of insurance in repairing such damage, unless, if the damage is more extensive than is compensable by such net proceeds, Lessee after receiving notice of the amount of coverage or amount of money so due Lessor, agrees, by immediate written notice to Lessor, to furnish the excess amount required to repair or restore.

     11.2  Condemnation.  If the Premises or any portion thereof are taken under
           ------------
the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than twenty-five percent (25%) of the floor area of the improvements on the Premises is taken by condemnation or any material portion of the parking area available to Lessee, Lessee may, at Lessee's option to be exercised in writing only within ten (10) days after Lessor shall have given Lessee written notice of such taking, terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area taken bears to the total floor area of the building situated on the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages;

PROVIDED, HOWEVER, that Lessee shall be entitled to any award for relocation expenses or for loss of or damage to Lessee's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall, to the extent of severance damages initially received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessor shall pay any amount in excess of such severance damages required to complete such repair.

12.  Special Covenants.
     -----------------

     12.1  Quiet Enjoyment and Condition of Premises.  Lessor shall put Lessee
           -----------------------------------------
in possession of the leased Premises at the beginning of the Term hereof, and Lessee, upon paying the rent and observing the other covenants and herein upon its part to be observed, shall peaceably hold and enjoy the Premises. Except for the Lessee Improvements to be made by Lessor, Lessee hereby accepts the Premises in their condition existing as of the date of the execution hereof; provided, however, that Lessor shall deliver the Premises to Lessee in compliance with all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the suitability of the Premises for the conduct of Lessee's business and that Lessee has made an inspection of the Premises.

     12.2  Lessor's Right of Access to the Premises.  Lessee agrees that Lessor,
           ----------------------------------------
and its duly authorized agents shall have the right at all reasonable times, with the prior consent of Lessee, which consent will not unreasonably be withheld, to enter upon the Premises and to examine and inspect the Premises; provided that in the event of an emergency Lessor shall have the right to enter the Premises for any purpose connected with Lessor's rights, duties or obligations under this Lease. Lessee further agrees that Lessor and its duly authorized agents shall have such rights of access to the building as may be reasonably necessary for the proper maintenance of the building in the event of failure by Lessee to perform its obligations under
Section 5.1 hereof.

     12.3  Notice of Lease.  Lessor, upon the written request of Lessee, shall
           ---------------
at any time join in an execution of a notice or a memorandum of lease as may be deemed necessary by Lessee, all in proper form for recording or filing in the appropriate offices, setting forth the existence and terms of this Lease, and Lessor and Lessee shall take all such action as may be necessary to permit such recording or filing.

     12.4  Access for Renting.  During the last six (6) months of the Term,
           ------------------
Lessor, or any agent or employee of Lessor, shall have free access to the Premises at all reasonable hours, with the prior consent of Lessee, which consent will not unreasonably be withheld, to exhibit and inspect the same and to take measurements in connection with any leasing or prospective leasing or construction of the Premises. Lessor shall have the right to enter onto the Premises at all reasonable hours, with the prior consent of Lessee, which consent will not unreasonably be withheld, during the sixty (60) days prior to the expiration of the Term and during such time may place in the windows and doors of the building such usual "For Rent" or "For Sale" signs as may be reasonably necessary in the advertising of the Premises.

13.  Assignment and Subleasing.
     -------------------------

     This Lease may not be assigned by Lessee or subleased by Lessee as a whole or in part, without the express written consent of Lessor, which written consent shall not be unreasonably withheld, if the following conditions are met by
Lessee:

     13.1 No sublease shall relieve Lessee from primary liability for any of its obligations hereunder, and in the event of any such sublease Lessee shall continue to remain primarily liable for payment of the rents specified above and for performance and observance of the other covenants, warranties, representations and agreements on its part herein provided to be performed and observed by it to the same extent as though no sublease had been made;

     13.2 The sublease shall assume the obligations of Lessee hereunder to the extent of the interest subleased; and,

     13.3 Lessee shall, within thirty (30) days prior to the delivery thereof, furnish or cause to be furnished to Lessor a true and complete copy of each such assumption of obligations and sublease, as the case may be in order that Lessor may examine the same for the purpose of giving its consent as referred to hereinabove. Not withstanding the foregoing, no consent shall be required for an assignment or subletting to any affiliate of Lessee in connection with a merger or a sale of substantially all of the stock or assets of Lessee.

14.  Events of Default and Remedies.
     ------------------------------

     14.1  Events of Default Defined.  The following shall be "events of
           -------------------------
default" under this Lease and the terms "events of default" or "default" shall mean, whenever they are used in this Lease, any one or more of the following events:

          14.1.a failure by Lessee to pay the rents required to be paid at the times specified therein and continuation of said failure for a period often
(10) days after written notice;

          14.1.b failure by Lessee to observe and perform any covenants, condition or agreement on its part in this Lease to be observed or performed, other than as referred to in subsection 14.1.a, for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, given to Lessee by Lessor, or if the nature of said default is such that a period in excess of thirty (30) days is required in order to cure it and Lessee has, upon notice of the default as aforesaid, immediately commenced and has continued within said thirty (30) day period to prosecute the curing of said default with all due diligence, then said period of thirty (30) days shall be extended for such period as shall be required by Lessee to cure same;

          14.1.c filing by Lessee of a voluntary petition, or the filing against Lessee of an involuntary petition, in bankruptcy not discharged within sixty (60) days, or failure by Lessee promptly to lift any execution, garnishment or attachment of such consequence as will impair its ability to carry on its business at the Premises, or the commission by Lessee of any act of bankruptcy, or the insolvency of Lessee, or adjudication of Lessee as a bankrupt, or assignment by Lessee under the bankruptcy laws of the United States of America or of any state not discharged within sixty (60) days, or the entry by Lessee into an agreement of composition with its creditors, the institution of any proceedings for any relief of Lessee under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness arrangements, composition or extension not discharged within sixty (60) days, or Lessee is generally not paying its debts as they become due; or,

     14.1  Remedies on Default.  Whenever any event of default referred to in
           -------------------
Section 14.1 hereof shall have happened and be subsisting, Lessor may immediately or at any time thereafter and without demand or notice enter upon the leased premises or any part thereof in the name of the whole and repossess the same as of Lessor's former estate and expel Lessee and those claiming through or under Lessee and remove their effects forcibly if necessary, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon such entry this Lease shall terminate, and Lessor may, at its option, declare all installments of rent payable for the remainder of the Term hereof to be immediately due and payable, whereupon the same shall become immediately due and payable. Lessee covenants that, in case of such termination under the provisions of statute by reason of the default of Lessee, Lessee shall remain and continue liable to Lessor in an amount equal to the total rent reserved for the balance of the Term hereof plus all additional rent reserved for the balance of the Term hereof less the net amounts (after deducting the reasonable expenses of reletting, repair, renovation or demolition) which Lessor realizes from the reletting of the Premises. As used in this Section, the term "additional rent" means the value of all considerations other than rent agreed to be paid or performed by Lessee hereunder, including, without limiting the generality of the foregoing, taxes, assessments, and insurance premiums. Lessor shall have the obligation to take reasonable steps to mitigate the damages caused by Lessee's default hereunder, including reletting the leased premises, and shall have the right from time to time to relet the leased premises upon such terms as it may reasonably deem fit, provided such terms are reasonably in accordance with the general market for the Premises in the area. If a sufficient sum shall not be thus realized to yield the net rent required under this Lease, Lessee agrees to satisfy and pay all deficiencies as they may become due during each month of the remaining Term of this Lease. Nothing herein contained-shall be deemed to require Lessor to await the date whereon this Lease, or the Term hereof, would have expired had there been no default by Lessee, or no such termination or cancellation. Lessee expressly waives service of any notice of intention to reenter and waives and all right to recover or regain possession of the leased premises, or to reinstate or redeem this Lease as may be permitted or provided for by or under any statute or law now or hereafter in force and effect.

     14.3  No Remedy Exclusive.  No remedy herein conferred upon or reserved to
           -------------------
Lessor is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Lessor to exercise any remedy reserved to it in this Section, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

     14.4  Agreement to Pay Attorneys' Fees and Expenses.  In the event Lessor
           ---------------------------------------------
or Lessee should default under any of the provisions of this Lease and the non-defaulting party should employ attorneys or incur other expenses for the collection of rent or the enforcement of performance or observance of any obligation or agreement on the part of the defaulting party herein contained, the defaulting party agrees that it will on demand therefor pay to the non-defaulting party the reasonable fees of such attorneys and such other expenses so incurred by the non-defaulting party.

     14.5  No Additional Waiver Implied by One Waiver.  In the event any
           ------------------------------------------
agreement contained in this Lease should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

15.  Indemnity.
     ---------

     15.1  Indemnity.  Lessee shall indemnify and hold Lessor harmless from and
           ---------
against any and all claims arising from Lessee's use of the Premises, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold Lessor harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any negligence of Lessee, or any of Lessee's agents, contractors, or employees, and from and against all costs, reasonable attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding is brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall defend the same at Lessee's expense. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons, in, upon, or about the Premises arising from any cause, except damage to property or injury to persons caused by the actions or inactions of Lessor or any other lessee of the property, and Lessee hereby waives all claims in respect thereof against Lessor.

     15.2  Exemption of Lessor from Liability.  Lessee hereby agrees that unless
           ----------------------------------
caused by Lessor's negligence or willful misconduct, Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee.

16.  Miscellaneous.
     -------------

     16.1  Notices.  All notices, certificates or other communications hereunder
           -------
shall be sufficiently given and shall be deemed given when sent by recognized overnight courier or mailed by registered or certified mail, postage prepaid, to the following addresses or to such other addresses as the parties shall, by like notice, notify one another:

If to Lessor:       G&H Post, L.L.C.
                    P.O Box 281
                    Gilsum, New Hampshire 03448
                    Attn:  David Hall

If to Lessee:       PC Connection, Inc.
                    528 Route 13 South
                    Milford, New Hampshire 03055
                    Attn:  Wayne Wilson

     16.2  Binding Effect.  This Lease shall inure to the benefit of and shall
           --------------
be binding upon Lessor, Lessee and their respective heirs, assigns, legal representatives and successors.

     16.3  Severability.  In the event any provision of this Lease shall be held
           ------------
invalid or unenforceable by any court of competent jurisdiction or by any future legislative action, such holding or such action shall not invalidate or render unenforceable any other provisions hereof.

     16.4  Entire Agreement.  This lease embodies the entire agreement and
           ----------------
understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter, including the Lease dated November 21, 1997, by and between the Lessor and Lessee.

     16.5  Amendments, Changes and Modifications.  This Lease may be amended,
           -------------------------------------
changed, modified, altered or terminated only with the written consent of the parties hereto.

     16.6  Execution Counterparts.  This Lease may be executed in several
           ----------------------
counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     16.7  Applicable Law.  This Lease shall be governed exclusively by the
           --------------
applicable laws of the State of New Hampshire.

     16.8  Surrender of the Premises.  Except as otherwise provided in this
           -------------------------
Lease, Lessee shall, upon the expiration or termination of this Lease for any reason whatsoever, surrender the Premises to Lessor in good order, condition and repair, except for reasonable wear and tear, fire, taking or other casualty, including wear and tear resulting from the elements and free of all lessees and personal property of Lessee.

     16.9  Exhibits.  Each exhibit attached to this Lease shall be incorporated
           --------
into and be a part of this Lease.

     16.10  Subordination.
            -------------

          16.10.a This Lease shall be subordinate to any mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessor shall cause any mortgage holder to provide a non-disturbance agreement to Lessee containing commercially reasonable terms and conditions.

          16.10.b Lessee agrees to execute any documents reasonably required to effectuate such subordination or to make this Lease prior to the lien of any mortgage or deed of trust, as the case may be.

17.  Options to Renew.
     ----------------

     Provided it be not at the time in default beyond applicable grace or cure periods in the payment of rent or in the performance of any of its other obligations hereunder, and provided no other event of default beyond applicable grace or cure periods shall have occurred and not have been cured, Lessee, upon not less than six (6) months' written notice to Lessor, may renew this Lease for two (2) additional terms of five (5) years each. Such renewal term shall be upon the same terms and conditions of this Lease.

18.  Estoppel Certificate.
     --------------------

     Each party agrees, from time to time, within fifteen (15) days of receipt of written request by the other party to execute, acknowledge and deliver to the requesting party, a statement in writing certifying that:

     18.1  this Lease is unmodified and in full force and effect; or,

     18.2 if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications; and,

     18.3 whether or not Lessee has any defense, offsets or counterclaims against its obligations to pay the rent and other monies hereunder and to perform its other covenants under this Lease; and,

     18.4 the dates to which the rent has been paid and the amount of any prepaid rent.

     Any such statement, delivered pursuant to this paragraph, may be relied upon by any prospective purchaser or mortgagee of the Premises, any prospective assignee of any mortgage or encumbrance upon the Premises, or any prospective assignees or sublessee of Lessee's interests under this Lease.

19.  Hazardous Materials
     -------------------

     Lessor shall defend, indemnify and hold Lessee harmless from and against all loss, cost, expense or damages Lessee, its stockholders, officers, directors or employees (herein, "indemnified parties") may suffer or incur as a result of the discharge, release, generation, storage or disposal of any Hazardous Substances on or about the Premises or on any property adjacent thereto prior to the commencement of the Term of this Lease.

     For purposes of this Lease Hazardous Materials shall mean oil and petroleum products and all hazardous or toxic substances, all substances which, because of their quantitative concentration, or their chemical, radioactive, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any asbestos (whether or not friable) any asbestos-containing materials, waste oils, solvents and chlorinated oils, polychlorinated biphenyl's (PCBs) and chemical, biological and radioactive wastes, and any other substances or any hazardous or toxic wastes or substances which are included under or regulated by any Environmental Laws.

     For purposes of this Lease Environmental Laws shall mean all federal, state or local laws, rules and regulations (whether now existing or hereafter enacted or promulgated, as they may be amended from time to time), and all judicial or decisional law, pertaining to Hazardous Materials, environmental regulations, contamination by Hazardous Materials, clean-up of Hazardous Materials or disclosures relating to Hazardous Materials, and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980,42 U.S.C. Section 9601 et seq. ("CERCLA"); the Federal Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901 et seq. ("RCRA"); Superfund Amendments and Reauthorization Act of 1986, Public Law No. 99-499 ("SARA"): Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq. ("TSCA"); and all state superlien or environmental clean-up or disclosure statutes in the state in which the Property is located.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease all as of the date first above-written.

                              LESSOR:  G&H POST, LLC


/s/ Dolores R. Collins                By:   /s/ Patricia Gallup
---------------------------------        ---------------------------------
Witness                                     Its: Member


                              LESSEE:  PC CONNECTION, INC.



/s/ Helen H. Corey                    By:   /s/ Steven Markiewicz
---------------------------------        ---------------------------------
Witness                                  Its: Legal Counsel and Secretary


STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

     On this the 30th day of December, 1997, before me, the undersigned officer, personally appeared Patricia Gallup, who acknowledged him/herself to be a Member of G&H Post, LLC, a New Hampshire limited liability company, and as such executed the within instrument for the purposes therein contained on behalf of the company.

                              /s/ Dolores R. Collins
                              --------------------------------------
                              Notary Public/Justice of the Peace
                              My Commission expires: 1/27/99

STATE OF NEW HAMPSHIRE
COUNTY OF CHESHIRE

     On this the 30th day of December, 1997, before me, the undersigned officer, personally appeared Steven Markiewicz, who acknowledged him/herself to be the Legal Counsel of PC Connection, Inc. a New Hampshire corporation, and as such executed the within instrument for the purposes therein contained on behalf of the corporation.

                              /s/ Cynthia Sullivan
                              --------------------------------------
                              Notary Public/Justice of the Peace
                              My Commission expires:

                    Exhibits A and B to this Lease Agreement may be obtained from the Registrant upon written request.

                                      -23-